Exhibit 99.1

Revelation Biosciences, Inc. Announces Financial Results for the three and six months ended June 30, 2025

San Diego, CA – August 8, 2025 – Revelation Biosciences, Inc. (NASDAQ: REVB) (the “Company” or “Revelation”), a clinical-stage life sciences company that is focused on rebalancing inflammation to optimize health, today reported its financial results for the three and six months ended June 30, 2025.

Corporate Highlights

•
Completed dosing of patients in PRIME Phase 1b Clinical Study of Gemini in CKD Patients
•
Received gross proceeds of $4 million from public offering in May 2025

"The Revelation team continues to strategically maximize its financial resources to achieve our stated objectives and advance the Gemini program," said James Rolke, Chief Executive Officer of Revelation. "We look forward to announcing data from the Phase 1b study later this quarter and engaging with the FDA later this year to further the clinical development of Gemini and enhance shareholder value."

Results of Operations

As of June 30, 2025, Revelation had $5.2 million in cash and cash equivalents, compared to $6.5 million as of December 31, 2024. The decrease in cash and cash equivalents was primarily due to cash used for operating activities. Based on current operating plans and projections, Revelation believes that its current cash and cash equivalents are sufficient to fund operations through December 2025.

Revelation’s net cash used for operating activities for the three months ended June 30, 2025 was $4.7 million compared to net cash used for operating activities of $5.3 million for the same period in 2024. Revelation’s net loss for the three months ended June 30, 2025 was $2.4 million, or $(7.01) basic and diluted net loss per share compared to a net loss of $8.4 million, or $(246.27) basic and diluted net loss per share for the same period in 2024. Revelation’s net loss for six months ended June 30, 2025 was $4.5 million, or $(13.60) basic and diluted net loss per share compared to net loss of $11.1 million, or $(390.02) basic and diluted net loss per share for the same period in 2024.

About Gemini

Gemini is an intravenously administered, proprietary formulation of phosphorylated hexaacyl disaccharide (PHAD®) that reduces the damage associated with inflammation by reprogramming the innate immune system to respond to stress (trauma, infection, etc.) in an attenuated manner.

Gemini is being developed for multiple indications including as a pretreatment to prevent or reduce the severity and duration of acute kidney injury (GEMINI-AKI program), and as pretreatment to prevent or reduce the severity and duration of post-surgical infection (GEMINI-PSI program), or infection post severe burn (GEMINI-PBI). Gemini may also be a treatment to stop or slow the progression of chronic kidney disease (GEMINI-CKD program).

Revelation has conducted multiple preclinical studies demonstrating the therapeutic potential of Gemini in the target indications. Revelation previously announced positive Phase 1 clinical data for intravenous treatment with Gemini: the primary safety endpoint was met in the Phase 1 study, and results demonstrated statistically significant pharmacodynamic activity, as observed through expected changes in multiple biomarkers including upregulation of IL-10.

About Revelation Biosciences, Inc.

Revelation Biosciences, Inc. is a clinical stage life sciences company focused on harnessing the power of trained immunity for the prevention and treatment of disease using its proprietary formulation Gemini. Revelation has multiple ongoing programs to evaluate Gemini, including as a prevention for post-surgical infection, as a prevention for acute kidney injury, and for the treatment of chronic kidney disease.

For more information on Revelation, please visit www.RevBiosciences.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. These forward-looking statements are generally identified by the words "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions. We caution investors that forward-looking statements are based on management’s expectations and are only predictions or statements of current expectations and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those anticipated by the forward-looking statements. Revelation cautions readers not to place undue reliance on any such forward looking statements, which speak only as of the date they were made. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the ability of Revelation to meet its financial and strategic goals, due to, among other things, competition; the ability of Revelation to grow and manage growth profitability and retain its key employees; the possibility that the Revelation may be adversely affected by other economic, business, and/or competitive factors; risks relating to the successful development of Revelation’s product candidates; the ability to successfully complete planned clinical studies of its product candidates; the risk that we may not fully enroll our clinical studies or enrollment will take longer than expected; risks relating to the occurrence of adverse safety events and/or unexpected concerns that may arise from data or analysis from our clinical studies; changes in applicable laws or regulations; expected initiation of the clinical studies, the timing of clinical data; the outcome of the clinical data, including whether the results of such study is positive or whether it can be replicated; the outcome of data collected, including whether the results of such data and/or correlation can be replicated; the timing, costs, conduct and outcome of our other clinical studies; the anticipated treatment of future clinical data by the FDA, the EMA or other regulatory authorities, including whether such data will be sufficient for approval; the success of future development activities for its product candidates; potential indications for which product candidates may be developed; the ability of Revelation to maintain the listing of its securities on NASDAQ; the expected duration over which Revelation’s balances will fund its operations; and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the SEC by Revelation.

REVELATION BIOSCIENCES, INC.

Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Operating expenses:
Research and development	$1,317,980	$1,394,929	$2,176,810	$2,112,511
General and administrative	1,143,249	1,127,468	2,379,406	2,312,024
Total operating expenses	2,461,229	2,522,397	4,556,216	4,424,535
Loss from operations	(2,461,229)	(2,522,397)	(4,556,216)	(4,424,535)
Other income (expense):
Change in fair value of warrant liability	44	4,416	1,460	72,843
Other income (expense), net	16,803	(5,871,838)	59,289	(6,719,560)
Total other income (expense), net	16,847	(5,867,422)	60,749	(6,646,717)
Net loss	$(2,444,382)	$(8,389,819)	$(4,495,467)	$(11,071,252)

Deemed dividends	(3,181,786)	—	(3,181,786)	—
Net loss attributable to common stockholders	$(5,626,168)	$(8,389,819)	$(7,677,253)	$(11,071,252)
Net loss per share, basic and diluted	$(7.01)	$(246.27)	$(13.60)	$(390.02)
Weighted-average shares used to compute net loss per share, basic and diluted	802,670	34,067	564,560	28,386

REVELATION BIOSCIENCES, INC.

Consolidated Balance Sheets

	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$5,173,871	$6,499,018
Prepaid expenses and other current assets	186,049	66,699
Total current assets	5,359,920	6,565,717
Property and equipment, net	35,170	56,332
Total assets	$5,395,090	$6,622,049
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$828,894	$783,621
Accrued expenses	739,626	1,127,800
Warrant liability	786	2,246
Total current liabilities	1,569,306	1,913,667
Total liabilities	1,569,306	1,913,667
Commitments and Contingencies (Note 4)
Stockholders’ equity:
Common Stock, $0.001 par value; 500,000,000 shares authorized at June 30, 2025 and December 31, 2024 and 1,534,637 and 174,104 issued and outstanding at June 30, 2025 and December 31, 2024, respectively	1,535	174
Additional paid-in-capital	48,825,354	45,213,846
Accumulated deficit	(45,001,105)	(40,505,638)
Total stockholders’ equity	3,825,784	4,708,382
Total liabilities and stockholders’ equity	$5,395,090	$6,622,049

Company Contacts

Mike Porter

Investor Relations

Porter LeVay & Rose Inc.

Email: mike@plrinvest.com

Chester Zygmont, III

Chief Financial Officer

Revelation Biosciences Inc.

Email: czygmont@revbiosciences.com